Exhibit 10.1
Non-Employee Director Grantee: _________
Grant Date: ___________________________
No. of Restricted Shares: ________________

UNITED INSURANCE HOLDINGS CORP.
2013 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT
(for Non-Employee Members of the Board of Directors)

THIS AGREEMENT, made and entered into as of the Grant Date specified above (the “Grant Date”) by and between United Insurance Holdings Corp., a Delaware corporation (the “Company”), and the Non-Employee Director Grantee specified above (“Grantee”).

WHEREAS, the Company maintains the United Insurance Holdings Corp. 2013 Omnibus Incentive Plan (the “Plan”), and Grantee is receiving this Restricted Stock Award under the Plan as part of the Grantee’s annual retainer for services as a non-employee member of the Board of Directors of the Company.

NOW, THEREFORE, IT IS AGREED, by and between the Company and Grantee, as follows:

1.	Award of Restricted Stock

1.1Effective as of the Grant Date, the Company hereby grants to Grantee an award of the number of shares of restricted Common Stock of the Company specified above (“Restricted Stock”), subject to, and in accordance with, the restrictions, terms and conditions set forth in the Plan and this Agreement.

1.2This Agreement (including any appendices or exhibits) shall be construed in accordance with, and subject to, the provisions of the Plan (which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.3This Restricted Stock Award is conditioned upon Grantee’s acceptance of the terms of this Agreement, as evidenced by Grantee’s execution of this Agreement or by Grantee’s electronic acceptance of the Agreement in a manner and during the time period allowed by the Company. If the terms of this Agreement are not timely accepted by execution or by such electronic means, this Restricted Stock Award may be cancelled.

2.	Restrictions

2.1Subject to the terms of the Plan and this Agreement, if the Grantee remains a member of the Board of Directors of the Company as of the applicable vesting date, the Restricted Stock shall vest on the earlier of (i) the first anniversary of the Grant Date or (ii) immediately prior to the first annual meeting of stockholders of the Company that occurs in the year following the year of the Grant Date.

2.2Subject to vesting in accordance with Section 2.1, the terms of the Plan and this Agreement, Grantee shall own the vested Restricted Stock free and clear of all restrictions imposed by this Agreement. The Company shall transfer the vested Restricted Stock to an unrestricted account in the name of the Grantee as soon as practical after the anniversary of the Grant Date.

2.3In the event, prior to vesting, (i) Grantee dies while serving as a member of the Board of Directors of the Company or (ii) Grantee has his or her directorship terminated by reason of disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)) (“Disability”), any Restricted Stock shall become fully vested and nonforfeitable as of the date of Grantee’s death or Disability. The Company shall transfer the Restricted Stock, free and clear of any restrictions imposed by this Agreement to Grantee (or, in the event of death, his or her surviving spouse or, if none, to his or her estate) as soon as practical after his or her date of death or termination for Disability.

2.4Notwithstanding the other provisions of this Agreement, in the event of a Change of Control (as defined in the Plan) prior to vesting, all otherwise unvested Restricted Shares shall become fully vested and nonforfeitable as of the date of the Change of Control. The Company shall transfer the Restricted Stock that vests pursuant to this Section 2.4 to an unrestricted account in the name of Grantee as soon as practical after the date of the Change of Control.

2.5Except for death or Disability as provided in Section 2.3 or in the event of a Change of Control as provided in Section 2.4, if Grantee’s status as a member of the Board of Directors of the Company terminates prior to vesting for any reason, the Restricted Stock shall cease to vest further, all of the unvested Restricted Stock shall be immediately forfeited and cancelled, and Grantee shall only be entitled to the Restricted Stock that has vested as of his or her date of termination as a director.

2.6The Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date Grantee becomes vested in the Restricted Stock, and any such attempted sale, assignment, transfer, pledge or other encumbrance shall be null and void. In addition, Grantee shall not sell any shares acquired under this Agreement except as permitted by the terms of the Plan and at a time when applicable laws, Company policies and any agreement between the Company and its underwriters do not prohibit a sale.

3.	Stock; Dividends; Voting

3.1The Restricted Stock shall be registered in the name of Grantee as of the respective Grant Date for such shares of Restricted Stock. The Company may evidence the registration of the Restricted Stock in such manner as the Committee (as defined in the Plan) may deem appropriate, including by issuing stock certificates or using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Stock is vested in accordance with Section 2. The Company reserves the right to place a legend on such stock certificate(s), or an appropriate stop-transfer order in the case of book-entry registration, restricting the transferability of the Restricted Stock and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.

3.2While the Restricted Stock is subject to forfeiture, the Grantee may exercise full voting rights and will be credited with all dividends and other distributions paid with respect to the Restricted Stock, in each case so long as the applicable record date occurs before the Restricted Stock is forfeited. If, however, any such dividends or distributions are paid in shares of Company capital stock, such shares will be subject to the same risk of forfeiture, restrictions on transferability and other terms of this Agreement as are the shares of Restricted Stock with respect to which they were paid.

4.	No Right to Continued Service or Additional Grants

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of service as a member of the Board of Directors of the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate Grantee’s service at any time or for any reason in accordance with the Company’s Certificate of Incorporation and By-Laws. The Plan may be terminated at any time, and, even if the Plan is not terminated, Grantee shall not be entitled to any additional awards under the Plan.

5.	Taxes and Withholding

Grantee shall be responsible for all federal, state, local and foreign taxes payable with respect to this award of Restricted Stock and dividends or other distributions paid on such Restricted Stock. Grantee shall have the right to make such elections under the Code as are available in connection with this Restricted Stock Award. Grantee shall rely solely on the determinations of Grantee’s own tax advisors or his or her own determinations and not on any statements or representations by the Company or any of its agents with regard to all such tax matters. Grantee acknowledges that it is his or her sole responsibility, and not the Company’s, to make any filings required to make any such elections under the Code, even if Grantee requests that the Company or its representatives make the filings on his or her behalf. Grantee agrees to report the value of the Restricted Stock in a manner consistent with the Company’s reporting for income tax purposes.

6.	Grantee Bound by the Plan

Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.

7.	Modification of Agreement

This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by mutual agreement of the parties in writing except as otherwise provided in the Plan.

8.	Severability

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

9.	Governing Law

The validity, interpretation, construction, and performance of this Agreement and agreements incorporated by reference herein shall be governed by the laws of the State of Florida without giving effect to the conflicts of laws principles thereof.

10.	Successors in Interest

This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of Grantee’s legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon Grantee’s heirs, executors, administrators, legal representatives, guardians and successors.

11.	Resolution of Disputes

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction, or application of this Agreement shall be determined by the Committee (as defined in the Plan) in its absolute discretion. Any determination made hereunder shall be final, binding, and conclusive on Grantee and the Company for all purposes.

12.	Pronouns; Including

Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term “including” means “including, without limitation.”

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Grant Date first above written.

UNITED INSURANCE HOLDINGS CORP.

___________________________________
By: ________________________            Grantee
Title: _______________________